EXHIBIT 3.6 - Bylaws of the Registrant


BYLAWS OF BIODYNE DEVELOPMENT COMPANY (Currently: Signal Advance, Inc.)


ARTICLE 1:  NAME AND OFFICES

1.01   Name.  The name of the Corporation is BIODYHNE DEVELOPMENT COMPANY.

1.02 Registered Office and Agent. The registered office of the Corporation is 2520 County Road 81, Rosharon, Texas 77583. The name of the registered agent at such address is Chris M. Hymel.

1.03 Other Offices. The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

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ARTICLE 2:  SHAREHOLDERS

2.01 Place of Meetings. Meetings of shareholders shall be held at the time and place, within or without the State of Texas, stated in the notice of the meeting or in a waiver of notice.

2.02 Annual Meetings. An annual meeting of the shareholders shall be held each year at a time and date selected by the Board of Directors, called pursuant to these Bylaws. At the meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meetings.

2.03 Voting List. At least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be prepared by the office or agent having charge of the stock transfer books. The list, for a period of ten (10) days prior to the meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any shareholder during the whole time of the meeting. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at any meeting of the shareholders.

2.04 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, or by these Bylaws, may be called at any time by the President, or in his absence, by any Vice-President, the majority of the Board of Directors, or the holders of not less than one-tenth (1/l0) of all the shares entitled to vote at the meetings. Business transacted at the special meeting shall be confined to the purposes stated in the notice of the meeting.

2.05 Notice. Written or printed notice or notice by electronic mail, stating the place, day and hour of the meeting and, in case of a special meeting, or where otherwise required by statute, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (l0) or more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, Secretary, or the office or person calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. See also Bylaw Sections 5.0l and 5.02.

2.06 Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at meetings of the shareholders for the transaction of business, except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws. If a quorum is not present or represented at a meeting of the shareholders, a majority of the shareholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting after the expiration of at least one
(l) hour to a future time which they may select not more than seven (7) days later, without notice other than announcement at the meeting, until a quorum is present or represented. At an adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

2.07 Majority Vote: Withdrawal of Quorum. When a quorum is present at a meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any questions brought before the meeting, unless the question is one on which by express provision of the statutes, the Articles of Incorporation, or these Bylaws, a higher vote is required, in which case the express provision shall govern. The shareholders present at a duly constituted meeting may continue to transact business until adjournment, despite the withdrawal of enough shareholders to leave less than a quorum.

2.08 Record Date; Closing Transfer Books. If the Board of Directors does not provide for the closing of the stock transfer books, relative to a particular meeting, then, in such event, the record time and date for the determination of shareholders entitled to notice of, and to vote at, the meeting shall be the date upon which notice of the meeting is mailed or given, or the date upon which waiver of notice, or unanimous written consent of the shareholders, is executed. See also Bylaw Section 7.ll.

2.09 Method of Voting. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation. At any meeting of the shareholders, every shareholder having the right to vote may vote either in person, or by proxy executed in writing by the shareholder or by his duly authorized attorney-in- fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be recoverable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. Voting for directors shall be in accordance with Section 3.06 of these Bylaws. Any vote may be taken by voice or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used. Treasury shares, shares of stock owned by another corporation, the majority of the voting stock of which is owned or controlled by this Corporation, and the shares of stock held by this Corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time. No share of stock shall be voted on at any election for Directors which has been transferred on the books of the Corporation subsequent to the record date determined in accordance with Bylaw Section 2.08 above. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Bylaws of such corporation may authorize, or in the absence of such authorization as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him so long as such shares forming a part of an estate are in the possession and forming a part of the estate being served by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a Trustee may be voted by him, either in person or by proxy, but no Trustee shall be entitled to vote shares held by him without the transfer of said shares into his name as Trustee. The general proxy of a fiduciary shall be given the same effect as the general proxy of an individual or corporation. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of the receiver may be voted by such receiver, without the transfer thereof into his name if authority so to do be contained in an appropriate Order of the Court by which such receiver was appointed. Persons whose stock is pledged shall be entitled to vote, unless in transfer by the pledgor on the books of the Corporation, the pledgee is expressly empowered by the pledgor to vote thereon, in which case only the pledgee or his proxy may represent said shares and vote thereon. To the extent applicable, Roberts Rules of Order shall govern the conduct of and procedure at all shareholder meetings.

2.10 Action Without Meeting. Any action required by statute to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote of the shareholders. The signed consent, or a signed copy, shall be placed in the minute book.

2.11 Electronic, Telephone and Similar Meetings. Shareholders, Directors and committee members may participate in and hold a meeting electronically by means of a telephone, electronic mail or similar method of communication given that a quorum participates in the meeting as specified by statutes, the Articles of Incorporation, or these Bylaws. Further, participants may vote via email notice to the Secretary of the Corporation. Participation in such a meeting shall constitute presence, in person, at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

2.12 Order of Business at Meetings. The order of business at annual meetings and so far as practicable at other meetings of shareholders shall be as follows unless changed by the Board of Directors:

(a) call to order

(b) proof of due notice of meeting

(c) determination of quorum and examination of proxies

(d) announcement of availability of voting list (See Bylaw Section 2.03)

(e) reading and approving of minutes of last meeting of shareholders

(f) reports of officers and committees

(g) appointment of voting inspectors

(h) unfinished business

(i) new business

(j) nomination of Directors

(k) opening of polls for voting

(l) recess

(m) reconvening; closing of polls

(n) report of voting inspectors

(o) other business

(p) adjournment

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ARTICLE 3:  DIRECTORS

3.01 Management. The business and affairs of the Corporation shall be managed by the Board of Directors who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders. Without prejudice to such general powers and the other powers conferred by statute, by the Articles of Incorporation and by these Bylaws, it is hereby expressly declared that the Board of Directors shall have the following powers:

(a) To purchase, or otherwise acquire for the Corporation, any property or rights, or privileges which the Corporation is authorized to acquire, at such price or consideration and generally on such terms and conditions as they may think fit; at their discretion to pay therefor either wholly or partly in money, stock, bonds, debentures or other securities of the Corporation.

(b) To create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgage or otherwise, and to do every other act and thing necessary to effect the same.

(c) To appoint any person or corporation to accept and hold in trust for the Corporation any property belonging to the Corporation, or in which it is interested, or for any other purpose, and to execute such deeds and do all things requisite in relation to any such trust.

(d) To delegate any of the powers of the Board in the course of the current business of the Corporation to any standing or special committee, or any other officer or agent and to appoint any persons the agents of the Corporation, with such powers, (including the power to sub-delegate), and upon such terms as they think fit.

(e) To determine whether any, and if any, what part of the earned surplus of the Corporation shall be declared in dividends and paid to the shareholders, and to direct and determine and use the disposition of any such earned surplus.

(f) To fix, from time to time, the amount of profits of the Corporation to be reserves as working capital or for any other lawful purpose.

(g) To establish bonus, profit-sharing, or other types of incentive or compensation plans for the employees, (including officers and Directors), of the Corporation, and to fix the amount of profits to be distributed or shared and to determine the persons to participate in any such plans and the amount of their respective participations.

(h) To enter into contracts of employment, which contracts may be for a term longer than that for which the Directors are elected.

3.02 Number; Qualification; Election; Term. The Board of Directors shall consist of not less than three (3) directors, none of whom need be shareholders or residents of any particular state. The Directors shall be elected at the annual meeting of the shareholders, except as provided by Bylaws Sections 3.03 and 3.05, or as may be otherwise provided in these Bylaws. Each Director elected shall hold office until his successor shall be elected and shall qualify.

3.03 Change in Number. The number of Directors may be increased or decreased from time to time by amendment to these Bylaws but no decrease shall have the effect of shortening the term of any incumbent Director. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

3.04 Removal. Any Director may be removed either with or without cause at any special or annual meeting of shareholders, by the affirmative vote of a majority in number of shares of the shareholders present, in person or by proxy, at such meeting and entitled to vote for the election of such Director if notice of intention to act upon such matter shall have been given in the notice calling such meeting. Any vacancy or vacancies in the Board resulting from any such removal may be filled by such vote of such shareholders, present in person or by proxy, at such shareholders' meeting at which a quorum is in attendance.

3.05 Vacancies. A directorship shall be considered to be vacant upon the happening of any one of the following events:

(a) A death of the person holding such directorship;

(b) Resignation of the person holding such directorship;

(c) The refusal of the person elected to a directorship to manifest his assent to serve;

(d) Removal of a Director as per Bylaw Section 3.04; or

(e) Disqualification of a Director under any provision of law, the Articles of Incorporation or by these Bylaws.

Any vacancies so occurring in the Board of Directors may be filled by an affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

3.06 Election of Directors. Directors shall be elected by plurality vote. Cumulative voting shall be permitted, unless otherwise denied in the Articles of Incorporation. If cumulative voting is authorized, any shareholder who chooses to cumulate his votes as herein authorized shall give written notice of such intention to the Secretary of the Corporation on or before the day preceding the election at which such shareholder intends to cumulate his votes.

3.07 Place of Meetings. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas.

3.08 First Meeting. The first meeting of a newly elected board shall be held without further notice immediately following the organizational meeting of shareholders, and at the same place, unless by unanimous consent of the Directors then serving the time or place is changed.

3.09 Annual Meetings. Each newly elected Board of Directors may hold their meetings, elect officers and transact other business, if a quorum be present, immediately after the annual meeting of the shareholders or any special meeting of the shareholders held in lieu thereof, and no notice of such meeting shall be necessary for any purpose; or such meeting may be held at such place and time as may be fixed in a notice of meeting (given as though it were to be a special meeting and otherwise in accordance with the provision of these Bylaws) or such meeting may be held at such place and time as shall be fixed by the consent, in writing, of all such Directors.

3.10 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

3.11 Election of Officers. At the first meeting and each subsequent annual meeting of the Board of Directors in each corporate year, at which a quorum shall be present, the Board of Directors shall proceed to the election of the officers of the Corporation.

3.12   Special Meetings.

(a) Special meetings of the Board of Directors shall be held whenever called by the President, by a Vice- President, or by the Secretary or by a majority of the Directors at the time being in office.

(b) The Secretary shall, and in the event of his absence, failure, refusal, or omission to do so, any officer of the Corporation may give notice of any special meeting of the Board of Directors, by telegraphing, mailing or delivering the same at least three (3) days before the date of the meeting to each Director. Unless otherwise indicated, in the notice or waiver or waivers of notice thereof, any and all business, of any nature or character, may be transacted at any special meeting of the Board. Each special meeting shall be held at the principal office of the Corporation or at such other place, within or without the State of Texas, as may be designated in the notice or waiver or waivers of notice thereof, unless and until the Board of Directors shall, by resolution, designate a place or places where special meetings of the Board are to be held; and thereafter, special meetings of the Board shall be held at such place or places so long as such resolution shall continue in force and effect.

(c) At any meeting of the Board of Directors at which every Director shall be present, even though held without notice or waiver or waivers of notice and wherever held, any and all business of any nature or character may be transacted unless otherwise provided by statute. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business, on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, unless otherwise required herein.

3.13 Quorum. A majority of the Directors then in office shall constitute a quorum for the transaction of all business; but, if at any meeting of the Board of Directors there be less than a quorum present, a majority of these present, or if only one (l) Director be present, then such Director, may adjourn the meeting from time to time without notice, other than by announcement at the meeting, until the transaction of any and all business submitted, or proposed to be submitted, to such meeting or any adjournment or adjournments thereof shall have been completed. The act of a majority of the Directors present at a meeting at which a quorum or more than a quorum is in attendance shall constitute the act of the Board of Directors, except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws.

3.14 Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of the executive committee or of special or standing committees may, by resolution of the Board of Directors, be allowed like compensation for attending committee meetings.

3.15 Procedure. The Board of Directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the Corporation.

3.16 Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting for the action so taken, is signed by all the members of the Board of Directors. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book.

3.17   Electronic, Telephone and Similar Meetings.  See Bylaw Section 2.11.

3.18   Order of Business.

(a) At meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board of Directors may determine.

(b) At the meetings of the Board of Directors, the President, or in his absence, any Vice-President who is also a Director, shall preside, and in the absence of the President or such Vice-President, a Chairman shall be chosen by the Board from among the Directors present.

(c) The Secretary, or in his absence any Assistant Secretary, of the Corporation shall act as Secretary of all meetings of the Board of Directors, but in the absence of the Secretary or an Assistant Secretary, the presiding officer may appoint any person to act as Secretary of the meeting.

3.19   Interest of Directors in Contracts.

(a) No contract or other transaction between the Corporation and any firm of which one (1) or more of its Directors are members or employees, or in which they are otherwise pecuniarily interested, or between the Corporation and any corporation or association in which one (1) or more of its Directors are shareholders, member, Directors, officers or employees, or in which they are otherwise interested, shall be void or voidable by reason of such directorship in this Corporation or such interest in such other firm, corporation or association, notwithstanding the presence of such Director or Directors at the meeting of the Board of Directors of this Corporation which acts upon or in reference to such contract or transaction, and notwithstanding his or their participation in such action, if (i) the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall authorize, approve, or ratify such contract or transaction by vote of a majority of the Directors present, such interested Director or Directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority necessary to carry such vote, or if (ii) the fact of such interest shall be disclosed or known to the shareholders and the shareholders, by written consent or by vote of holders of records of a majority of all the outstanding shares of stock entitled to vote, shall authorize, approve or ratify such contract or transaction, nor shall any Director be liable to account to this Corporation for any profits realized by or from or through any such transaction or contract of the Corporation so authorized, ratified or approved by reason of such directorship or interest. Nothing herein contained shall create liability in the events above described or prevent the authorization, ratification or approval of such transactions or contracts in any other manner permitted by law. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

(b) Any contract, transaction or act of the Corporation or Directors which shall be ratified by a majority of the quorum of the shareholders of the Corporation at any annual meeting, or at any special meeting called for such purpose, shall, insofar as permitted by law or by the Articles of Incorporation of the Corporation, be as valid and as binding as though ratified by every shareholder of the Corporation; provided, however, that any failure of the shareholders to approve or ratify any such contract, transaction, or act, when and if submitted, shall not be deemed to invalidate in any way the same or deprive the Corporation, its Directors, officers or employees of any of its or their rights to proceed with such transactions, contract or act.

3.20 Liability of Directors in Certain Cases. A Director shall not be liable for his acts as such if he is excused from liability under Section B, Section C or Section D, of Article 2.41, of the Texas Business Corporation Act; and, in addition, to the fullest extent permitted by the Texas Business Corporation Act, each officer or Director or member of any Corporation Committee shall, in the discharge of any duty imposed or power conferred upon him by the Corporation, be fully protected if, in the exercise of ordinary care, he acted in good faith and in reliance upon the written opinion of any attorney for the Corporation, the books of account or reports made to the Corporation by any of its officials, or by an Independent Certified Public Account, or by an appraiser selected with reasonable care by the Board of Directors or by such committee, or in reliance upon other records of the Corporation.

3.21 Ratification by Shareholders or Directors of Certain Acts. The Directors in their discretion may submit any contract or act for approval or ratification at any shareholders' meeting, and any contract or acts that shall be approved or be ratified by the vote of majority of the shareholders represented in person or by proxy at such shareholders' meeting at which there is a quorum, shall be as valid and binding upon the Corporation and upon all the shareholders as if it had been approved or ratified by every shareholder. Any transaction questioned in any shareholder's derivative suit on the ground of lack of authority, defective or irregular execution, adverse interest of Director, officer or Shareholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting may be ratified, unless prohibited by law, before or after judgment, by the Board of Directors or by the shareholders and if so ratified, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said ratification shall be binding upon the Corporation and its shareholders and shall constitute a bar to any claim or execution or any judgment in respect of such questioned transaction.

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ARTICLE 4:  EXECUTIVE COMMITTEES

4.01 Designation. The Board of Directors may, by resolution adopted by a majority of the whole board, designate an executive committee.

4.02 Number; Qualification; Term. The executive committee shall consist of one or more Directors, one of whom shall be the President. The executive committee shall serve at the pleasure of the Board of Directors.

4.03 Authority. The executive committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, including authority over the use of the corporate seal. However, the executive committee shall not have the authority of the Board in reference to:

(a) amending the Articles of Incorporation;

(b) approving a plan of merger or consolidation;

(c) recommending to the shareholders the sale, lease or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business;

(d) recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof;

(e) amending, altering, or repealing these Bylaws or adopting new
Bylaws;

(f) filling vacancies in or removing members of the Board of Directors or of any committee appointed by the Board of Directors;

(g) fixing the compensation of any member of such committee;

(h) altering or repealing any resolution of the Board of Directors which by its terms provides that it shall not be so amendable or repealable;

(i) declaring a dividend; or

(j) authorizing the issuance of shares of the Corporation.

4.04 Change in Number. The number of executive committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire Board of Directors.

4.05 Removal. Any member of the executive committee may be removed by the Board of Directors by the affirmative vote of a majority of the whole board, whenever in its judgment the best interests of the Corporation will be served thereby.

4.06 Vacancies. A vacancy occurring in the executive committee (by death, resignation, removal or otherwise) may be filled by the Board of Directors in the manner provided for original designation in Bylaw Section 4.0l.

4.07 Meetings. Time, place and notice, (if any) of executive committee meetings shall be determined by the executive committee. See also Bylaw Sections 5.0l and 5.02.

4.08 Quorum; Majority Vote. At meetings of the executive committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the executive committee, except as otherwise specifically provided by statute, the Articles of Incorporation, or these Bylaws. If a quorum is not present at a meeting of the executive committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

4.09   Compensation.  See Bylaw Section 3.14.

4.10 Procedure. The executive committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The minutes of the proceedings of the executive committee shall be placed in the minute book of the Corporation.

4.11 Action Without Meeting. Any action required or permitted to be taken at a meeting of the executive committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the executive committee. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book.

4.12   Electronic, Telephone and Similar Meetings.  See Bylaw Section 2.11.

4.13 Responsibility. The designation of an executive committee and the delegation of authority to it shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

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ARTICLE 5:  NOTICE

5.01 Method. Whenever by statute, the Articles of Incorporation, these Bylaws, or otherwise, notice is required to be given to a Director, committee member, or security holders, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given: (a) in writing, by mail, postage prepaid, addressed to the Director, committee member or security holder at the address appearing on the books of the Corporation; or (b) by electronic mail or in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is thus deposited in the United States mails.

5.02 Waiver. Whenever, by statute or the Articles of Incorporation or these Bylaws, notice is required to be given to a security holder, committee member, or Director, a waiver thereof in writing signed by the person or persons entitled to such notice, or by telephone or electronic mail to the Secretary or President of the Corporation, telegraph or cable, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

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ARTICLE 6:  OFFICERS AND AGENTS

6.01   Number; Qualification; Election; Term.

(a) The Corporation shall have: (1) a President, a Vice-President, a Secretary and a Treasurer, and (2) such other officers (including a chairman of the Board and additional Vice-Presidents) and assistant officers and agents as the Board of Directors may deem necessary.

(b) No officer or agent need be a shareholder, a Director or a resident of Texas.

(c) Officers named in Bylaw Section 6.01(a)(1) shall be elected by the Board of Directors by a majority vote of those present, with a quorum, on the expiration of an officer's term or whenever a vacancy exists. Officers and agents named in Bylaw Section 6.01(a)(2) may be elected by the Board at any meeting.

(d) Unless otherwise specified by the Board at the time of election or appointment, or in an employment contract approved by the Board, each officer's and agent's term shall end at the first meeting of Directors after the next annual meeting of shareholders. He shall serve until the end of his term or, if earlier, his death, resignation, or removal.

(e) Any two or more offices may be held by the same person, except that the President and Secretary shall not be the same person.

6.02 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

6.03 Vacancies. Any vacancy occurring in any office of the Corporation (by death, resignation, removal or otherwise) may be filled by a majority vote of the Board of Directors present at a meeting at which a quorum is present. Such vacancy shall be filled for the unexpired portion of the term of such officer, and any officer so elected shall hold office until his successor shall be duly elected and shall qualify.

6.04 Authority. Officers and agents shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

6.05 Compensation. The compensation of officers and agents shall be fixed from time to time by the Board of Directors.

6.06 President. The President shall be the chief executive officer of the Corporation; he shall preside at all meetings of the shareholders and the Board of Directors, shall have general and active management of the business and affairs of the Corporation, shall see that all orders and resolutions of the Board are carried into effect. He shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe. Further, the corporation may appoint a President of Operations to have general and active management of the business operations of the Corporation on a day-to-day basis. The President of Operations shall also perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe.

6.07 Vice-President. The Vice-Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and have the authority and exercise the powers of the President. They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

6.08   Secretary.

(a) The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes, actions and minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the executive and other committees when required.

(b) He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors.

(c) He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors or the Executive committee, affix it to any instrument requiring it. When so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

(d) Keep a register of the post office address of each shareholder.

(e) Sign with the President certificates for shares of the Corporation.

(f) Have general charge of the stock transfer book of the Corporation.

(g) He shall be under the supervision of the President. He shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

6.09 Assistant Secretary. The Assistant Secretaries in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and have the authority and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

6.10   Treasurer.

(a) The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the Corporation and shall deposit all moneys and other valuables in the name and to the credit of the Corporation in depositories designated by the Board of Directors.

(b) He shall disburse the funds of the Corporation as ordered by the Board of Directors, and prepare financial statements as they direct.

(c) If required by the Board of Directors, he shall give the Corporation a bond (in such from, in such sum, and with such surety or sureties as shall be satisfactory to the Board) for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

(d) He shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

6.11 Assistant Treasurer. The Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and have the authority and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or the President may from time to time delegate.

6.12 Returns and Statements. It shall be the duty of each officer of this Corporation to make and file any and all returns, reports, lists, or statements required by law to be made and filed by him, and to make full reports to the Board of Directors respecting the affairs of the Corporation in his charge whenever he may be requested to do so.

6.13 Absence or Inability to Act. In the case of absence or inability to act, of any officer of the Corporation or of any person herein authorized to act in his place, the Board of Directors may, from time to time, delegate the powers or duties of such officer to any other officer or any Director, or any person it may select.

6.14 Performance Bonds of Officers. The Board of Directors may, by resolution, require any and all officers to give bonds to the Corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may, from time to time, be required by the Board of Directors.

6.15 Voting Securities Owned by the Corporation. Unless otherwise ordered by the Board of Directors, the President, or in the event of his inability to act, the Vice- President designated herein or by the Board of Directors to act in the absence of the President, shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meetings of security holders of any corporation in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, if present. The Board of Directors, by resolution from time to time, may confer like powers upon any person or persons.

ARTICLE 7:  CERTIFICATES AND SHAREHOLDERS

7.01 Certificates. Certificates in the form determined by the Board of Directors shall be delivered representing all shares to which shareholders are entitled. Certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on its face the holder's name, the number and class of shares, the par value of shares or a statement that such shares are without par value, whether the transferability of the shares is restricted by any agreements and such other matters as may be required by law. It shall be signed by the President or a Vice-President, and Secretary or Assistant Secretary and such other officer or officers as the Board of Directors shall designate, and may be sealed with the seal of the Corporation or a facsimile thereof. If a certificate is countersigned by a transfer agent, or an assistant transfer agent or registered by a registrar (either of which is other than the Corporation or an employee of the Corporation), the signature of any officer may be a facsimile.

7.02 Issuance. Shares (both treasury and authorized but unissued) may be issued for such consideration (not less than par value) and to such persons as the Board of Directors may determine from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

7.03   Payment of Shares.

(a) Kind. The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the Corporation) or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares.

(b) Valuation. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive.

(c) Effect. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

(d) Allocation of Consideration. The consideration received for shares shall be allocated by the Board of Directors, in accordance with law, between stated capital and capital surplus accounts.

7.04 Subscriptions. Unless otherwise provided in the subscription agreement, subscriptions for shares, whether made before or after organization of the Corporation, shall be paid in full at such time or in such installments and at such times as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same series. In case of default in the payment on any installment or call when payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due to the Corporation.

7.05 Lien. For any indebtedness of a shareholder to the Corporation, the Corporation shall have a first and prior lien on all shares of its stock owned by him and on all dividends or other distributions declared thereon.

7.06 Lost, Stolen or Destroyed Certificates. The Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate:

(a) Claim. Makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; and,
(b) Timely Request. Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by the purchaser for value in good faith and without notice of an adverse claim;
and

(c) Bond. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

(d) Other Requirements. Satisfies any other reasonable requirements imposed by the Corporation.

When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

7.07 Transfer of Shares. Transfer of shares of the Corporation shall be made only on the books of the Corporation by the holder of record thereof, or by his legal representative or by his attorney thereunto authorized by Power of Attorney duly executed and filed with the Secretary of the Corporation, or with the Transfer Clerk or Transfer Agent which may be appointed, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all as regards to the Corporation, provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation, shall be so expressed in the entry of transfer. The Board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these Bylaws concerning the issue, transfer and registration of certificates of shares of the stock of the Corporation. The Corporation shall not be required to transfer such shares if the signature of such person has not been guaranteed by a national banking association or member of the New York Exchange, and reasonable assurance is given that such endorsements are effective; or if the Corporation has notice of an adverse claim, provided that the Corporation shall have no duty to inquire into such a claim.

7.08 Sale of Stock to Employees and Key Management Personnel. The Board of Directors is authorized to enter into buy and sell agreements or stock repurchase agreements with respect to shares of stock sold to employees and key management personnel of the Corporation, reserving the right to the Corporation to re-acquire and repurchase said shares in the event the employee ceases to be employed by the Corporation, in the event of the employee's death, in the event of divorce of employee or death of an employee's spouse, and in the event the employee wishes to dispose of his shares while still an employee.

7.09 Facsimile Signatures and Seals. The Certificates of stock may be signed by the President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the Seal of the Corporation, and such seal may be a facsimile, engraved or printed. When any such certificates are countersigned by a transfer agent, or a transfer clerk, or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation, the signature of the President or the Vice-President, and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the Seal of the Corporation, and such seal may be a facsimile, engraved or printed. In case any such officer who has signed or whose facsimile signature shall have been placed upon such certificate shall have ceased to be such before said certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.

7.10 Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents and/or one or more registrars and may require all certificates of stock to bear the signature or signatures of any of them.

7.11 Closing of Transfer Books. The Board of Directors shall have the power to close the stock transfer books of the Corporation for a period not exceeding fifty (50) days before any shareholders' meeting, or before ten
(10) days prior to such meeting, or before the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose without a meeting, or before a date fixed for the payment of any dividend or for the delivery of evidences of rights or evidences of interest arising out of any changes, conversion or exchange of the Capital Stock, as the time at which shareholders entitled to notice of, and to vote at, such meeting or whose consent or dissent is required or may be expressed for any purpose, or entitled to receive any such dividend, distribution, right or interest, shall be determined; and all persons who are holders of record of voting stock at such time, and not others, shall be entitled to notice of, and to vote at, such meeting or to express their consent or dissent, as the case may be, and only shareholders of record at the time so fixed shall be entitled to receive such dividend, distribution, rights or interests.

7.12 Registered Owner. Prior to due presentment for registration of transfer of a certificate for shares, the Corporation may treat the registered owner as the person exclusively entitled to vote, to receive notices and otherwise to exercise all the rights and powers of a shareholder.

7.13 Pre-emptive Rights. Shareholders or other persons shall have pre-emptive rights, unless the same has been denied in the Articles of Incorporation filed with the Secretary of State.

7.14 Restrictions on Transfer. If the Corporation has entered into any agreement restricting the transferability of the shares of stock of this Corporation, the same shall be attached to these Bylaws as Exhibit A, and made a part hereof for all purposes.

ARTICLE 8:  GENERAL PROVISIONS

8.01   Dividends and Reserves.

(a) Declaration and Payment. Subject to statute and the Articles of Incorporation, dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of the Corporation. The declaration and payment shall be at the discretion of the Board of Directors.

(b) Reserves. By resolution the Board of Directors may create such reserve or reserves out of the earned surplus of the Corporation as the Directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for any other purpose they think beneficial to the Corporation. The Directors may modify or abolish any such reserve in the manner in which it was created.

8.02 Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

8.03 Checks and Notes. All checks or demands for money and notes of the Corporation shall be signed by such office or officers or such other person or persons as the Board of Directors may from time to time designate.

8.04 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

8.05 Seal. The Corporation seal (of which there may be one or more exemplars) shall contain the name of the Corporation and the name of the state of incorporation. The seal may be used by impressing it or reproducing a facsimile of it, or otherwise.

8.06 Indemnification of Officers and Directors. Each Director or officer, whether or not then in office, subject always to the provisions of the laws of the State of Texas, and the Articles of Incorporation, shall be indemnified by the Corporation against all costs and expenses reasonably incurred by or imposed upon him in connection with or arising out of any action, suit or proceeding which he may be for any reason involved by reason of his being or having been a Director or officer of the Corporation, such expense to include the cost of the reasonable settlements (other than amounts to be paid to the Corporation itself), made with the view to curtailment of costs of litigation. The Corporation shall not, however, indemnify any officer or Director with respect to matters as to which he shall be finally adjudged in any such action, suit or proceeding, to have been derelict in the performance of his duties as such Director or officer, nor in respect of any matter on which any settlement or compromise is effected, if the total expense, including the cost of such settlement shall substantially exceed expenses which might reasonably be incurred by such Director or officer conducting such litigation with final conclusion. The foregoing right of indemnification shall not be exclusive of other rights to which any Director or officer shall be entitled as a matter of law. Provisions of this Section shall not be modified or repealed except by affirmative vote of a majority of the issued and outstanding voting stock of the Corporation.

8.07 Resignation. Any Director, committee member, officer or agent may resign by giving written notice to the President or the Secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

8.08   Amendment of Bylaws.

(a) These Bylaws may be altered, amended, or replaced at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the Directors present at such meeting, provided notice of the proposed alteration, amendment, or repeal is contained in the notice of the meeting.

(b) These Bylaws may also be altered, amended or repealed at any meeting of the shareholders at which a quorum is present or represented, by the affirmative vote of the holders of a majority of the shares present or represented at the meeting and entitled to vote The rest, provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting.

8.09 Construction. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these Bylaws shall be invalid or inoperative, then, so far as is reasonable and possible:

(a) The remainder of these Bylaws shall be considered valid and pperative;
and

(b) Effect shall be given to the intent manifested by the portion held invalid or inoperative.

8.10 Headings. The headings are for organization, convenience and clarity. In interpreting these Bylaws, they shall be subordinated in importance to the other written material.

8.11 Relation to Articles of Incorporation. These Bylaws are subject to, and governed by, the Articles of Incorporation.

8.12 Interpretation. The place of these Bylaws, their status and their forum, shall be at all times in the State of Texas; and these Bylaws shall be governed by the Laws of the State of Texas as to all matters relating to their validity, construction and interpretation. In the event that any Court of competent jurisdiction shall adjudge to be invalid or unlawful any clause, sentence, paragraph, sub-section, section or article of these Bylaws, such judgment or decree shall not affect, impair, invalidate or nullify the remainder of these Bylaws, or any other provision hereof, but the effect of such judgment or decree shall be confined to the clause, sentence, paragraph, sub-section, section or article so adjudged to be invalid or unlawful.

In witness whereof, hereunto set our hands effective this 5th day of August, 2005.

BIODYNE DEVELOPMENT COMPANY


/s/Chris M. Hymel
------------------------------
CHRIS M. HYMEL, Director

SWORN AND SUBCRIBED before me this 5th day of August 2005.

/s/Bonnie Mayer
NOTARY PUBLIC IN AND FOR THE STATE OF TEXAS


/s/Herbert Joe
------------------------------
HERBERT JOE, Director

SWORN AND SUBCRIBED before me this 29th day of August 2005.

/s/ Bonnie Mayer
NOTARY PUBLIC IN AND FOR THE STATE OF OKLAHOMA


/s/Ron Stubbers
------------------------------
RON STUBBERS, Director

SWORN AND SUBCRIBED before me this 5Th day of August 2005.

/s/ John Mathew
NOTARY PUBLIC IN AND FOR THE STATE OF TEXAS